MEDIA RELEASE

FOR IMMEDIATE RELEASE
August 17, 2026

Banner Corporation and Pacific Financial Corporation Set Closing Date for Merger
WALLA WALLA, Wash. and ABERDEEN, Wash. Banner Corporation (“Banner”) (NASDAQ: BANR), the holding company for Banner Bank, and Pacific Financial Corporation (“Pacific Financial”) (OTCQX: PFLC), the holding company for Bank of the Pacific, today jointly announced important updates relating to the previously announced merger of Pacific Financial into Banner pursuant to that certain Agreement and Plan of Merger, dated as of April 30, 2026.
Banner has received a letter from the Federal Reserve stating it does not object to Banner’s previously requested waiver of the application requirement for the merger. All regulatory approvals required for the merger have now been received.
Banner and Pacific Financial anticipate closing the merger on September 1, 2026, subject to the satisfaction of the remaining customary closing conditions.
About Banner
Banner Corporation is a $16.59 billion bank holding company operating a commercial bank in four Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com. Banner’s investor relations website is  https://investor.bannerbank.com. The contents of Banner’s websites are not deemed to be incorporated by reference into this press release.
About Pacific Financial
Pacific Financial Corporation of Aberdeen, Washington, is the bank holding company for Bank of the Pacific, a state chartered and federally insured commercial bank. Bank of the Pacific offers banking products and services to small-to-medium sized businesses and professionals in western Washington and Oregon. At June 30, 2026, the Company had total assets of $1.26 billion and operated fifteen branches in the communities of Grays Harbor, Pacific, Thurston, Whatcom, Skagit, Clark and Wahkiakum counties in the State of Washington, and three branches in the communities of Clatsop and Clackamas counties in Oregon. The Company also operated loan production offices in the communities of Burlington, Washington and Salem, Oregon. Visit Bank of the Pacific’s website at www.bankofthepacific.com. Pacific Financial Corporation’s investor relations website is https://ir.bankofthepacific.com. The contents of Pacific Financial’s websites are not deemed to be incorporated by reference into this press release.

Contacts
Robert G. Butterfield, CFO of Banner, (509) 527-3636
Carla Tucker, EVP AND CFO of Pacific Financial (360) 533-8873
Cautionary Note Regarding Forward-Looking Statements
As previously reported, Banner Corporation (“Banner”) and Pacific Financial Corporation (“Pacific Financial”) entered into that certain Agreement and Plan of Merger, dated as of April 30, 2026 (the “Merger Agreement”), pursuant to which Pacific Financial will merge with and into Banner (the “Merger”). This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including all statements in this report that are not historical facts or that relate to future plans or events. These forward-looking statements include, but are not limited to, statements relating to the expected timing of the Merger. Such statements are based on information available at the time of communication and are based on current beliefs and expectations of Banner’s and Pacific Financial’s management and are subject to risks and uncertainties, many of which are beyond Banner’s or Pacific Financial’s control, which could cause actual events or results to differ materially from those projected, anticipated or implied. This risks and uncertainties include, but are not limited to, the risk that the parties may not meet expectations regarding the timing of the proposed Merger, there may be challenges in satisfying the other conditions to completion of the Merger, or the Merger may fail to close for any other reason. Any forward-looking statements are based on information at the time the statement is made. Neither Banner nor Pacific Financial undertakes any obligation to update or revise any forward-looking statement, except as required by law.